UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2018

Prolung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54600	20-1922768
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

757 East South Temple
Suite 150
Salt Lake City, Utah	84102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 736-0729

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2018, the Board of Directors of ProLung, Inc. (the “Company”) terminated the employment of Steven C. Eror, Chief Executive Officer. Mr. Eror is not entitled to any severance in connection with the termination of his employment.

On June 27, 2018, each of Steven C. Eror, Dr. Robin Smith, Dr. John C. Ruckdeschel, Neil Berkley and Todd Morgan resigned as a director of the Company. The letters of resignation delivered by the resigning directors did not identify any disagreement on any matter relating to the Company’s operations, policies or practices.

In addition, to the knowledge of the executive officers of the Company, as defined in 17 CFR 240.3b-7, the resignations did not arise as a result of a disagreement on any matter relating to the Company’s operations, policies or practices.

After being provided a draft of this Current Report on Form 8-K, Mr. Eror expressed his disagreement with the statement that he is not entitled to severance in connection with the termination of his employment and reserved the right to identify additional disagreements. Whether Mr. Eror is entitled to severance in connection with the termination of his employment is dependent upon whether his termination was for cause.

On June 28, 2018, the Board of Directors appointed Michael Garff and Mark Anderson as directors of the Company. Biographical information with respect to Mr. Garff is set forth above. Mr. Anderson, became our Chief Financial Officer in June 2017. Prior to joining us, Mr. Anderson was a partner with Eide Bailly LLP and previously Hansen, Barnett and Maxwell, both public accounting firms. During Mr. Anderson’s 24 years in public accounting, his roles included engagement partner over public and private companies in many industries, including work on filings with the Securities and Exchange Commission on behalf of his clients. Mr. Anderson holds both a Bachelor of Science and Masters of Professional Accounting degree from Weber State University.

On June 28, 2018, the Board of Directors appointed Michael Garff as interim Chief Executive Officer of the Company. Mr. Garff has served as our Chief Operating Officer since May 2009. Prior to joining us, Mr. Garff worked at the Pierre Lassonde New Venture Development Center, where he served as a Director from 2007 to 2009. Mr. Garff worked as a business analyst for the Biomedical Informatics Department of the University of Utah from 2008 to 2009. Mr. Garff was a project manager at US Bank from 2005 to 2008. Mr. Garff received a BA in Business Finance and an MBA from the University of Utah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prolung, Inc.

Dated: June 29, 2018	By	/s/ Mark Anderson
Mark Anderson, Chief Financial Officer